The following is an unofficial translation of the Proprietary Technology License Contract dated April 28, 2010.

Proprietary Technology License Contract

Licensor:	CHANG Yu
Licensee:	Agritech Fertilizer Limited
Address:	No. 8, M2-4 Division, Yinggu Economy Development Area, Pinggu District, Beijing

Whereas:
1.               The Licensor possesses valuable and mature Proprietary Technology for the production of organic liquid compound fertilizer;
2.               The Licensor agrees to grant the Licensee the license to use such Proprietary Technology related to organic liquid compound fertilizer;
3.               The Licensee hopes to obtain the license to use such Proprietary Technology in its application and in the production and marketing of certain related products.

Therefore, the Licensor and the Licensee, through friendly discussion and negotiation, have entered into this Contract as follows:

Article 1 Definitions

Unless specified elsewhere herein, the following terms shall have the definitions as below:
1.1
"Proprietary Technology" means all the valuable technical knowledge, material, data, diagram, design and other technical information regarding the production and manufacturing of the Contract Product that are currently not known to the public, have been developed by, and are in the possession of, the Licensor and that are revealed to the Licensee. The Licensor has taken appropriate measures to keep such Proprietary Technology confidential.

1.2
"Contract Product" means all products designed, produced, manufactured or evaluated by using the Proprietary Technology and the associated Technical Material; specifically, it means "Tailong" brand and "Green Vitality" brand liquid compound fertilizer.

1.3
"Improvement" means new invention based on and/or modification of the Proprietary Technology made by either party hereto in the form of new design, formula, ingredients, value, parameter or in any other form of specification.

1.4
"Technical Material" means diagrams, formulas, explanation, data, technique and quality standard and other verifiable technical data, including proprietary technical interpretation and explanation, and information involving the production and manufacturing of the Contract Product, that are possessed and/or developed by the Licensor, whether or not currently under protection.  The Licensor has the full and complete right to disclose the aforementioned material.

Article 2 License Grant

2.1
The Licensor agrees to grant to the Licensee without compensation, and the Licensee agrees to accept, from the Licensor, the granting of, the license associated with the use of the Proprietary Technology, including but not limited to the right to the application of the said Proprietary Technology to develop, design, produce, manufacture, improve, evaluate, utilize, promote, market and distribute the Contract Products as well as the right to modify, improve, enhance, ameliorate and innovate upon the said Proprietary Technology pursuant to Section 5 herein.

2.2	Scope of License: The scope of license pursuant to the provisions herein include the following third parties:
2.2.1	All the subsidiaries of the Licensee during the term of effectiveness of this Contract;
2.2.2
All the third parties that have been approved and acknowledged in writing by the Licensor and that have cooperative relations under contract, agency, entrust and joint operations with the Licensee during the term of effectiveness of this Contract;

The use of the Proprietary Technology by the aforementioned third parties are subject to all the terms and conditions and to all the rights and obligations herein.
2.3	Term of the license: 3 years starting from the date on which this Contract becomes effective. After 3 years, this Contract will be automatically renewed for 3 years.
2.5	The Licensor agrees that the Licensee may adopt the improvements made by the Licensor during the term of effectiveness of this Contract.

Article 3 Licensor's Warranty

3.1	The Licensor warrants that he is the legitimate owner of the Proprietary Technology and has the right to license the Proprietary Technology to the Licensee.
3.2	The Licensor warrants that the Contract Product meeting quality standard can be produced and manufactured by using the Proprietary Technology.
3.3	The Licensor warrants that there will not be occurrence of any liability for the Licensee to be accused of infringement resulting from the relevant Contract Product.
3.4	During the term of effectiveness of this Contract, the Licensor shall not use, nor grant the license to any third party other than those specified herein to use, the Proprietary Technology ..

Article 4 Confidentiality

4.1
During the term of effectiveness of this Contract, the Licensor must adopt all appropriate measures to keep the Proprietary Technology and the Technical Material strictly confidential, and shall not, without prior written consent of the Licensee, reveal the Proprietary Technology to any third party.

4.2
Both during the term of effectiveness, and after the termination, of this Contract, the Licensee must adopt all appropriate measures to keep the Proprietary Technology and the Technical Material strictly confidential, and shall not reveal the Proprietary Technology to any third party.

4.2
Either party hereto and its technical personnel shall have the obligation to maintain confidentiality with regard to any secret information obtained or assessed during the course of the performance hereof.  Neither party shall use or reveal such secret information obtained from the other party without prior written consent from the other party.

4.3	The confidentiality obligation is not applicable to the following information:
A.	Any information that is now, or will in the future enter, the public domain;
B.	Any information that it can be verified at the time of its disclosure that it was not obtained previously, either directly or indirectly, from the other party.
C.	Any information, obtained by either party hereto from a third party, that is not subject to confidentiality obligations.

Article 5 Improvement

5.1
During the term of effectiveness of this Contract, if the Licensor has made improvements over the Proprietary Technology, the Licensor must grant the exclusive license to the Licensee, without compensation, to use such improvements.

5.2	The Licensee has the right to improve the Proprietary Technology, and the exclusive right to any such improvements belongs to the Licensee.
5.3	Both parties shall have the obligation to keep the improvements of the Proprietary Technology confidential.

Article 6 Default Liability

6.1
If either party hereto is unable to perform the obligations herein, the party that is not in default shall have the right to demand the party in default to assume default liability and compensate the party that is not in default for all the loss  and all the resulting fees and expenses.

Article 7 Force Majeure

7.1
In the event of war and severe fire, typhoon, earthquake, flood and other unforeseeable, unpreventable and irresistible event that impacts either party's ability to perform the obligations herein, the impacted party must notify the other party by facsimile of the Force Majeure circumstances and must provide, within fourteen days after the occurrence of the event, documents of evidence issued by the relevant authorities or organizations to the other party for verification.

7.2
The impacted party shall not have any liability for its inability, or for its postponement, caused by the Force Majeure to perform the obligations herein.  However, the impacted party must notify the other party by facsimile after the event of Force Majuere has ceased.

7.3	The two parties must immediately resume the performance of the obligations herein after the event of Force Majeure has ceased and or its effect has cleared.

Article 8 Applicable Law and Resolution of Disputes

8.1	The applicable law to this Contract is the law of the People's Republic of China.
8.2
Any dispute arising from, or related to, this Contract must be settled through friendly negotiation between the two parties hereto.  If negotiation fails, both parties have the right to submit the dispute to the people's court at the location where this Contract is executed.

Article 9 Others

9.1
This Contract becomes effective after it is signed by the authorized representatives from both parties.  Starting from the date of its effectiveness, any previous agreement regarding the Proprietary Technology entered into between the Licensor and the Licensee and/or its subsidiaries shall become void.

9.2
This Contract and any valid amendment hereto or modification hereof constitute the complete agreement regarding the Proprietary Technology and shall replace any agreement or contract, whether written or oral, regarding the Proprietary Technology entered into by the Licensor and the Licensee and/or its subsidiaries.

9.3	Without prior written consent from the other party, neither party shall have the right to transfer the rights and obligations herein to a third party.
9.4
Any amendment hereto or modification hereof shall be made in written form and shall become effective after it is signed by the authorized representatives from both parties.  Any amendment or modified content, after it becomes effective, shall be the inseparable part hereof and shall have the same legal effect as the text proper herein.

9.5	This Contract will be renewed automatically for three years upon its expiration.
9.6
The communication between the two parties must be conducted in written form and any facsimile regarding important matters shall be delivered immediately afterwards by registered mail or by express delivery for acknowledgement.

9.7	This Contract is written in both Chinese and English, and the Chinese version prevails. This Contract has one set of four copies, with two to each party.

Licensor: CHANG Yu
Signature: CHANG Yu (with signature)
Date: April 28, 2010

Licensee: Agritech Fertilizer Limited
Signature of Authorized Representative: CHANG Yu (with signature)

Date: April 28, 2010

Place of Execution:    Beijing, China